UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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RF INDUSTRIES, LTD.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RF INDUSTRIES, LTD.
7610 Miramar Road
San Diego, California 92126

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS
WILL BE HELD ON SEPTEMBER 5, 2014

An Annual Meeting of Stockholders of RF Industries, Ltd., a Nevada corporation (the “Company”), will be held at the offices of TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, California, 90067 on Friday, September 5, 2014, at 10:00 a.m., for the following purposes:

1.	To elect the Board of Directors’ nominee, Marvin H. Fink, to serve a three-year term expiring at the 2017 Annual Meeting, or until his successor is elected and qualified.

2.	To amend our 2010 Stock Incentive Plan to increase the number of shares of common stock available for issuance from 1,000,000 shares to 1,500,000 shares.

3.	To conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement.

4.	To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2014.

5.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

The Board of Directors has fixed the close of business on July 10, 2014 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2013 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2013 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. I urge you, therefore, to return a signed proxy card or vote by telephone or over the Internet, so that you can be sure your votes are properly counted, even if you plan to attend the meeting. Information about voting procedures can be found in the proxy statement.

I hope you will join us.

By Order of the Board of Directors,

Howard Hill
President and CEO

San Diego, California

July 25, 2014

RF INDUSTRIES, LTD.
7610 Miramar Road
San Diego, California 92126

PROXY STATEMENT

General

The enclosed Proxy is solicited on behalf of the Board of Directors of RF Industries, Ltd., a Nevada corporation (the “Company”), for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Friday, September 5, 2014, at 10:00 a.m. local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the offices of TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, California, 90067.

The Notice of Internet Availability is first being mailed to our stockholders on or about July 25, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 5, 2014

The Company’s Notice of Annual Meeting, this proxy statement, the proxy card, and our Annual Report for the fiscal year ended October 31, 2013 are available on the Internet at https://materials.proxyvote.com/749552 and on our website at www.rfindustries.com under “Investor Information.”

Voting

Only stockholders of record at the close of business on July 10, 2014, will be entitled to notice of and to vote at the Annual Meeting. On July 10, 2014, there were 8,260,307 shares of Common Stock outstanding. The Company is incorporated in Nevada, and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of July 10, 2014 and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of July 10, 2014, or a legal proxy if you wish to vote your shares in person at the Annual Meeting.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in your brokerage account name, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet Availability of the proxy materials, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

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•	By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

•	By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

•	By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

What vote is required for the proposals?

With regard to the election of the director, the nominee receiving the greatest number of votes cast will be elected provided a quorum is present. On each matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote for shares represented at the Annual Meeting (in person or by proxy) and entitled to vote. Shares represented by proxies that reflect abstentions or broker non-votes (that is, shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by our Board of Directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote will be required to (i) amend our 2010 Stock Incentive Plan to increase the number of shares of common stock available from 1,000,000 shares to 1,500,000 shares, (ii) approve, on an advisory basis, our executive compensation for our named executive officers, and (iii) ratify the appointment of the independent registered public accounting firm.

As a result of changes made by the Dodd-Frank Wall Street Reform and Consumer Protection Act to the regulation of brokers under certain self-regulatory organizations such as the New York Stock Exchange (“NYSE”) and NASDAQ Stock Market LLC (“Nasdaq"), brokers are not permitted to vote on the election of directors or on the advisory proposal on executive compensation without instructions from the beneficial owner. In addition, the amendment to our 2010 Stock Incentive Plan also is considered non-routine, which prohibits brokers from voting on that amendment. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year.

Revocability of Proxies

When the enclosed Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it any time before its exercise. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. A Proxy may also be revoked by filing with the Secretary of the Company’s principal executive office, 7610 Miramar Road, San Diego, California 92126-4202, an instrument of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet, telephone, or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters where your broker has discretionary voting authority over your shares. Brokers will have such discretionary authority to vote on Proposal 4 regarding the ratification of the selection of our independent registered public accounting firm for 2014, but not on any of the other proposals.

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We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this proxy statement.

Solicitation

The Company will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of Proxies by mail may be supplemented by telephone, facsimile or email, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit Proxies.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published by the Company on Form 8-K within four business days following the Annual Meeting.

PROPOSAL 1:
NOMINATION AND ELECTION OF DIRECTORS

Effective June 7, 2013, the Company’s Board of Directors amended the Company’s Amended and Restated Bylaws (the "Bylaws"), to provide for the classification of our Board of Directors into three classes of directors with staggered terms of office. Nevada law permits the bylaws to provide for a classified board of directors. Prior to the amendment, the Bylaws provided that all directors were to be elected annually to serve until their successors have been elected and qualified. As amended, the Bylaws now provide that directors will be classified into three classes, with each class as nearly equal in number as possible. At each annual meeting of stockholder, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors have been duly elected and qualified.

As of the date of this meeting, the Company’s Board of Directors is composed of the following five members: Marvin H. Fink, Howard F. Hill, William L. Reynolds, Darren Clark and Joseph Benoit. However, because of the classification of the Board, only one director is to be elected at the Annual Meeting. The director to be elected will hold office until his or her respective term expires and until his or her successor is elected and has qualified, or until his or her death, resignation, or removal.

The candidate receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as a director of the Company. The nominee listed below has agreed to serve if elected. If for any reason the nominee named below is not a candidate when the election occurs, we intend to vote proxies for the election of a substitute nominee or, in lieu thereof, our Board of Directors may reduce the number of directors in accordance with our Bylaws. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them in a manner that will result in the election of the nominee named below.

A majority of the Directors are "independent directors" as defined by the listing standards of The Nasdaq Stock Market, and the Board of Directors has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent Director nominee is Marvin Fink.

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Set forth below is information regarding the nominee and current board members, including information furnished by them as to their principal occupations and their ages.

Name	Age	Director Since
Marvin H. Fink	78	2001
Howard F. Hill	73	1979
William L. Reynolds	79	2005
Darren Clark	47	2011
Joseph Benoit	60	2013

Class I--Nominee for Election for a Three-Year Term Expiring at the 2017 Annual Meeting

Marvin H. Fink is a retired executive. Mr. Fink most recently served as the Chief Executive Officer, President and Chairman of the Board of Recom Managed Systems, Inc. from October 2002 to March 2005. Prior thereto, Mr. Fink was President of Teledyne’s Electronics Group. Mr. Fink was employed at Teledyne for 39 years. He holds a B.E.E. degree from the City College of New York, an M.S.E.E. degree from the University of Southern California and a J.D. degree from the University of San Fernando Valley. He is an inactive member of the California Bar.

Class II Directors Continuing in Office Until the 2015 Annual Meeting

Howard F. Hill, a founder of the Company in 1979, is the Company’s President and Chief Executive Officer. In addition, from January 18, 2013 until June 7, 2013, Mr. Hill has also served as the Company’s Interim Chief Financial Officer. Mr. Hill has credits in Manufacturing Engineering, Quality Engineering and Industrial Management. He was President of the Company from July 1993 until July 2011. He has held various positions in the electronics industry over the past 58 years.

Joseph Benoit was appointed to the Board of Directors on April 8, 2013. Mr. Benoit retired from Union Bank in June 2012 after serving in various management and leadership roles for over 20 years. Managing over 100 Union Bank branch offices in Southern California and being the head of Business Banking were among his responsibilities. As an Executive Vice President, he also served as Union Bank’s integration manager for FDIC assisted acquisitions. Mr. Benoit has a B.S. in Business Administration from San Diego State University and an MBA from National University. He is also a graduate of Pacific Coast Banking School and serves as a director on various non-profit boards.

Class III Directors Continuing in Office Until the 2016 Annual Meeting

William L. Reynolds is a retired financial executive. Mr. Reynolds most recently was the VP of Finance and Administration for Teledyne Controls from 1994 until his retirement in 1997. Prior thereto, for 22 years he was the Vice-President of Finance and Administration of Teledyne Microelectronics. Mr. Reynolds also was a program finance administrator of Teledyne Systems Company for five years. He has a B.B.A. degree in Accounting from Woodbury College.

Darren Clark was appointed to the Board of Directors on June 15, 2011 following the acquisition by the Company of Cables Unlimited, Inc. on that date. Mr. Clark has been an executive officer of Cables Unlimited, Inc. since that company was formed in 1992, and has been the Chief Executive Officer and sole shareholder of Cables Unlimited since 2005.

In determining whether the nomination was appropriate and that each current director is qualified to serve on the Board of Directors, the Board considered the following:

Marvin H. Fink: Mr. Fink has significant experience in a variety of areas important to overseeing the management and operations of this Company, including experience as an executive officer, an engineer and a lawyer. Mr. Fink has been the principal executive officer of a public company as well as the President of Teledyne’s Electronics Group. He has degrees in engineering and law and was involved in the electronics industry for over 40 years.

Howard F. Hill: Mr. Hill is a founder of the Company and has over 58 years of experience in the electronics industry.

Joseph Benoit: Mr. Benoit has significant financial management and banking experience, having served in various executive positions at Union Bank.

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William L. Reynolds: Mr. Reynolds has significant accounting and financial management expertise, having served as VP of Finance and Administration for Teledyne Controls, as the Vice-President of Finance and Administration of Teledyne Microelectronics, and as a program finance administrator of Teledyne Systems Company. He also has a degree in accounting, which enables him to serve as the “audit committee financial expert” of the Audit Committee.

Darren Clark: Mr. Clark is the founder and has been a principal executive officer of Cables Unlimited, Inc. and as a result, is familiar with the operations of that key subsidiary of the Company. He is an expert in the design and manufacture of complex cable assemblies, harnesses and fiber optic cable assemblies. The fiber optic industry is an important area of growth for the Company.

Terms of Service

Each director to be elected will hold office until their respective term expires and until his or her successor is elected and has qualified, or until his or her death, resignation, or removal.

Board Leadership Structure

Currently, the positions of Chairman of the Board of Directors and Chief Executive Officer of the Company are held by separate individuals, with Mr. Fink serving as Chairman of the Board and Mr. Hill serving as Chief Executive Officer. Mr. Fink, an independent director, has served as the Chairman of the Board since 2007. However, the Company has continuously had a separate Chief Executive Officer for more than a decade. The Chairman of the Board is appointed by our board of directors on an annual basis.

The Board of Directors currently believes that this structure is best for the Company, as it allows Mr. Hill to focus on the Company’s strategy, business and operations, while enabling Mr. Fink to manage our Board of Directors and serve as a liaison between the Board and the Company’s senior management, led by Mr. Hill. Additionally, the Board currently believes the separation of offices is beneficial, because a separate Chairman can provide the Chief Executive Officer with guidance and feedback on his performance and the Chairman provides a more effective channel for the Board to express its views on management. This structure can also enable Mr. Fink and Mr. Hill, and the other members of the Board, to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters.

The Board does not believe that a formal policy separating the positions of Chairman of the Board and Chief Executive Officer is necessary. The Board continually evaluates our leadership structure and could in the future decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of the Company and stockholders.

Management

Howard F. Hill is the President and Chief Executive Officer of the Company. From January 18, 2013 to June 7, 2013, he also served as the Company’s Interim Chief Financial Officer and Corporate Secretary. He co-founded the Company in 1979. He was President of the Company from July 1993 until July 2011. Mr. Hill has credits in Manufacturing Engineering, Quality Engineering and Industrial Management. He has held various positions in the electronics industry over the past 58 years.

Darren Clark is the President of Cables Unlimited, Inc. and has been an executive officer of Cables Unlimited, Inc. since that company was formed in 1992, and has been the Chief Executive Officer and sole shareholder of Cables Unlimited since 2005.

Mark Turfler was appointed as the Company’s Acting Chief Financial Officer and Corporate Secretary on June 7, 2013. Effective as of January 10, 2014, Mr. Turfler was promoted to Chief Financial Officer. Mr. Turfler, 62, joined the Company in January 2013 as our Controller. Prior to joining the Company, Mr. Turfler worked in senior accounting/finance positions at Ligand Pharmaceuticals, Inc. from 2006 to 2009, at Cylene Pharmaceuticals, Inc. from 2010 to 2011, and as an independent financial/accounting consultant from 2012 until he joined the Company in January 2013. Mr. Turfler has more than 35 years of accounting and finance experience including several years with publicly traded companies in a variety of senior financial executive positions with wireless telecommunications, international manufacturing, medical device and software companies. Mr. Turfler began his career with PricewaterhouseCoopers after graduating from Syracuse University with a B.S. in accounting. Mr. Turfler is a Certified Public Accountant and a member of the American Institute of CPAs, California Society of CPAs, and Financial Executives International.

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Board of Director Meetings

During the fiscal year ended October 31, 2013, the Board of Directors held sixteen meetings. During the fiscal year ended October 31, 2013, each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of the committees on which he served.

Board Committees

During fiscal 2013, the Board of Directors maintained three committees, the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee meets periodically with the Company’s management and independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements. The Audit Committee also hires the independent registered public accounting firm, and receives and considers the accountant’s comments as to controls, adequacy of staff and management performance and procedures. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest and to conduct internal investigations into whistleblower complaints. The Audit Committee currently is composed of Mr. Reynolds (Chairman), Mr. Fink and Mr. Benoit.  Each of these individuals was a non-employee director and was independent as defined under the Nasdaq Stock Market’s listing standards. Each of the members of the Audit Committee has significant knowledge of financial matters, and Mr. Reynolds currently serves as the “audit committee financial expert” of the Audit Committee. The Company believes that the current members of the Audit Committee can competently perform the functions required of them as members of the Audit Committee. The Audit Committee met four times during fiscal 2013. The Audit Committee operates under a formal charter that governs its duties and conduct.

The Compensation Committee currently consists of Messrs. Fink, Reynolds, and Benoit (Chairman) each of whom is a non-employee director and is independent as defined under the Nasdaq Stock Market’s listing standards. The Compensation Committee is responsible for considering and authorizing remuneration arrangements for senior management. The Compensation Committee held five formal meeting during fiscal 2013, which was attended by all committee members.

The Nominating and Corporate Governance Committee is responsible for developing and recommending corporate governance guidelines to the Board, identifying qualified individuals to become directors, recommending selected nominees to serve on the Board, and overseeing the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee currently consists of Messrs. Fink (Chairman), Benoit, and Reynolds each of whom is a non-employee director and is independent as defined under the Nasdaq Stock Market’s listing standards. The Nominating and Corporate Governance Committee held two formal meeting during fiscal 2013, which was attended by all committee members.

Nominating Directors

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, the Nominating and Corporate Governance Committee believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation. In this context, the Nominating and Corporate Governance Committee does consider a candidate’s experience, education, industry knowledge, history with the Company, and differences of viewpoint when evaluating his or her qualifications for election the Board.

The Nominating and Corporate Governance Committee believes that the Board of Directors should consist of individuals who possess the integrity, education, work ethic, experience and ability to work with others necessary to oversee our business effectively and to represent the interests of all of the Company’s stockholders. The Nominating and Corporate Governance Committee also believes that it is desirable for directors to own an equity interest in the Company in order to better align their interests with those of the stockholders. The standards that the Nominating and Corporate Governance Committee considers in selecting candidates (although candidates need not possess all of the following characteristics, and not all factors are weighted equally) include, among other factors determined to be relevant by the Board, each director's or nominee's:

•	business experience;

•	industry experience;

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•	financial background;

•	breadth of knowledge about issues affecting the Company; and

•	time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate pursuant to a written charter, which charters are available on our website at www.rfindustries.com.

Stockholder Recommendations of Director Candidates The Board of Directors will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Corporate Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company as set forth under “Stockholder Proposals” below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). You must submit the nominee’s consent to be elected and to serve. The Board of Directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Stockholder Communication with Board Members Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 7610 Miramar Road, Suite 6000, San Diego, California 92126-4202. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company's Directors, officers and employees, including its principal executive officer and principal financial officer. The Code is posted on the Company’s website at www.rfindustries.com. The Company intends to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for Directors or executive officers of the Company will be disclosed in a report on Form 8-K.

COMPENSATION OF EXECUTIVES AND DIRECTORS

Compensation Discussion and Analysis

Because the Company is a "smaller reporting company," as defined by the rules of the Securities and Exchange Commission, the Company is not required to provide a compensation discussion and analysis in this Proxy Statement. Nevertheless, this Compensation Discussion and Analysis is provided in order to address the aspects of the Company’s compensation programs and explain the Company’s compensation philosophy, policies, and practices with respect to the Named Executive Officers that are listed in the "Executive Compensation" section below. During fiscal 2013, these individuals were: Howard Hill, the Company’s President and Chief Executive Officer (Mr. Hill also served as Interim Chief Financial Officer during part of fiscal 2013), James Doss, the President (Mr. Doss resigned as President effective March 12, 2014), Darren Clark, President of Cables Unlimited, Inc., and Mark Turfler, the Company’s Chief Financial Officer.

The compensation program is designed to recruit and retain as executive officers individuals with the highest capacity to develop, grow and manage our business, and to align their compensation with the Company’s short-term and long-term goals. To do this, the compensation program for executive officers is made up of the following main components: (i) base salary, designed to compensate our executive officers for work performed during the fiscal year; (ii) short-term cash incentive programs, designed to reward the executive officers for achieving yearly performance goals and for their individual performances during the fiscal year; and (iii) equity-based awards, meant to align the executive officers’ interests with the interests of the Company’s stockholders.

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The Board has appointed a Compensation Committee, which consists of Messrs. Fink, Reynolds and Benoit, to assist the Board in discharging its responsibilities relating to compensation matters, including matters relating to compensation programs for directors and executive officers. The Board of Directors believes that each member of the Compensation Committee is an "independent" director as defined by the listing standards of The Nasdaq Stock Market. The Compensation Committee has overall responsibility for evaluating and recommending compensation plans, policies and programs, compensation and benefits of the Named Executive Officers.

The Compensation Committee attempts to structure the total compensation for the Company’s Named Executive Officers to provide a guaranteed amount of cash compensation in the form of competitive base salaries, while also providing a meaningful amount of annual cash compensation that is at risk and dependent on our performance and individual performances of the executives, in the form of discretionary annual bonuses. The Company also seeks to provide a portion of total compensation in the form of equity-based awards under the Company’s stock option plan in order to align the long-term interests of executives with those of the stockholders and for retention purposes. Historically, the Company has made larger grants of stock options to the Named Executive Officers and other key officers and employees at the time that the officers/key employees first join the Company, which options vest over a longer period of time (often up to 10 years). These option grants are supplemented by smaller, annual options grants that are similar to the option grants made to other officers and key employees.

Base salaries for our executive officers are determined by an assessment of the Company’s overall financial and operating performance, each executive officer's experience, duties, responsibilities, performance evaluation and changes in his or her responsibilities. The Company seeks to establish annual base salaries that are fair and competitive with salaries for executive officers in similar positions and with similar responsibilities in the Company’s marketplace. The annual base salaries are supplemented with year-end cash bonuses that are based on both qualitative metrics (including non-GAAP financial measures such as EBITDA) and subjective criteria (such as the development and execution of specified strategic plans to divest the Company of divisions or to acquire other lines of business, the exercise of leadership, the support and development of management and other employees, success in company-wide cost savings efforts, improvement in business activities, and each executive officer's contribution to investor relations). Each Named Executive Officer has different subjective/qualitative targets that are tailored to that officer’s duties and position.

For the fiscal year ended October 31, 2013, the annual base salaries of our Named Executive Officers were as follows: Mr. Hill’s base salary was $240,000; Mr. Doss’ base salary was $168,000; Mr. Clark’s base salary was $150,000; and Mr. Turfler’s base salary was $141,564. The annual base salaries for the Named Executive Officers has remained the same under the employment agreements that the Company and the foregoing executives entered into in 2014. However, under the new employment agreements, the base salaries may be increased 5.0% if, in the opinion of the Board of Directors, the Company’s profitability and operating results justify an increase. Mr. Doss resigned from the Company effective March 12, 2014 so he is no longer an officer of the Company. In order to incentivize and reward our Named Executive Officers for their contribution to our financial and operational success, the Compensation Committee has established a bonus plan for certain officers based on the Company’s goals for the current fiscal year. Under the bonus plan, at the end of this fiscal year, Mr. Hill and Mr. Clark are entitled to receive a year-end bonus targeted at approximately 50% of their annual base salary, of which 70% is tied to quantitative criteria that the Compensation Committee established during the first fiscal quarter of the current fiscal year. The quantitative criteria established for the current fiscal year is based on a pre-determined EBITDA formula. The Compensation Committee has established a baseline EBITDA amount that the Company must meet before the Named Executive Officers subject to the bonus plan can receive any portion of their quantitative bonus. Under the bonus plan, if the Company generates EBITDA in excess of the baseline EBITDA, then the Named Executive Officers will ratably earn a year-end bonus (up to 70% of the total potential bonus) based on the amount of EBITDA above the baseline EBITDA. In addition, the Compensation Committee has established qualitative targets for the Named Executive Officers. If the Compensation Committee determines, in its discretion, that the Named Executive Officers have met some or all of the qualitative targets, the Named Executive Officers will be granted a discretionary year-end bonus in an amount up to 30% of the total potential bonus.

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Executive Compensation

Summary of Cash and Other Compensation. The following table sets forth compensation for services rendered in all capacities to the Company for each person who served as the Company’s Chief Executive Officer during the year, and to each executive officer, other than our Chief Executive Officer, who earned over $100,000 during the fiscal year ended October 31, 2013 (collectively, the “Named Executive Officers”). No other executive officer of the Company received salary and bonus, which exceeded $100,000 in the aggregate, during the fiscal year ended October 31, 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(7)	All Other Compensation ($)		Total ($)
Howard F. Hill
President, Chief Executive	2013	240,000	227,100	-	-	82,051	(1)	549,151
Officer and Director (2)	2012	240,000	80,000	-	-	44,367	(1)	364,367

James S. Doss
President and Chief	2013	168,000	117,060	-	-	14,232	(3)	299,292
Financial Officer(4)	2012	168,000	40,000			11,642	(3)	219,642

Darren Clark	2013	150,000	200,000	-	-	-		350,000
President of Cables Unlimited, Inc.	2012	150,000	-	-	21,090	-		171,090

Mark Turfler	2013	109,043	10,000	-	-	4,923	(6)	123,966
Chief Financial Officer(5)

_______________________

(1) Mr. Hill’s other compensation consisted of $63,692 and $27,190 of accrued vacation not taken in fiscal 2013 and 2012, respectively, and $18,359 and $17,177 for vehicle and apartment rental costs in fiscal 2013 and 2012, respectively. Because Mr. Hill does not live in San Diego, the Company has maintained an apartment in San Diego for Mr. Hill and some of the other managers since 1994. The compensation attributable to the use of a Company vehicle represents the value of his personal use of a Company vehicle.

(2) Mr. Hill was appointed the additional role of President effective upon the resignation of Mr. Doss on March 12, 2014.

(3) Mr. Doss’s other compensation consisted of $1,115 of accrued vacation not taken in fiscal 2012 and $14,232 and $10,527 for vehicle costs in fiscal 2013 and 2012, respectively.

(4) As of January 18, 2013, Mr. Doss no longer served as the Chief Financial Officer; he did, however, continue to serve as the President of the Company until his resignation on March 12, 2014.

(5) Mr. Turfler was hired January 18, 2013 and appointed Acting Chief Financial Officer and Corporate Secretary effective June 7, 2013. On January 10, 2014, he was appointed Chief Financial Officer of the Company.

(6) Mr. Turfler’s other compensation consisted of $4,923 for vehicle costs in fiscal 2013.

(7) The amounts in this column represent the option awards recognized by the Company as an expense for financial reporting purposes. The fair value of these awards and the amounts expensed were determined in accordance with Financial Accounting Standards Board Statement ASC Topic 718. The assumptions we use in calculating these amounts are discussed in Note 8, “Stock options,” to the Consolidated Financial Statements.

2013 Option Grants

In the fiscal year ended October 31, 2013, the Company did not grant stock options to any Named Executive Officers.

Holdings of Previously Awarded Equity

Equity awards held as of October 31, 2013 by each of our Named Executive Officers were issued under our 2000 Stock Option Plan and 2010 Stock Incentive Plan, except for options to purchase 172,457 shares that were granted to Mr. Hill in 1994 under his employment agreement. The following table sets forth outstanding equity awards held by our Named Executive Officers as of October 31, 2013:

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Outstanding Equity Awards As Of October 31, 2013

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Howard Hill	168,457				0.05	(1)
Howard Hill	2,666				3.40	10/31/15
Howard Hill	1,334		1,333	(2)	3.16	10/31/16
James Doss	20,000		100,000	(3)	2.025	10/31/19
James Doss	1,334				3.40	10/31/15
James Doss	666		667	(4)	3.16	10/31/16
Darren Clark	4,100				3.69	12/22/16

________________________

(1)	This option expires one year after Mr. Hill’s employment with the Company terminates.
(2)	Vests annually in three installments following grant on October 31, 2011.
(3)	Vests as to 20,000 shares annually following grant on October 31, 2009
(4)	Vests annually in three installments following grant on October 31, 2011.

During the fiscal year ended October 31, 2013, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers.

Employment Agreements

On April 11, 2014 the Board of Directors approved, and the Company entered into, employment agreements with Howard Hill, the Company’s President and Chief Executive Officer, Mark Turfler, the Company’s Chief Financial Officer, and Darren Clark, the President of the Company’s Cables Unlimited, Inc. subsidiary. The three employment agreements are substantially identical, except for certain compensation and related provisions. The following is a summary of the three new employment arrangements:

Howard Hill. Under his April 11, 2014 employment agreement, Howard F. Hill will serve as the Company’s Chief Executive Officer and President through December 31, 2014 (the “Term”), subject to earlier termination as provided in the employment agreement. Under the employment agreement, Mr. Hill is entitled to receive an annual base salary of $240,000 per annum, which base salary may be increased to $252,000 during the Term if, in the opinion of the Board of Directors, the Company’s profitability and operating results justify an increase. In connection with the execution of the employment agreement, Mr. Hill was granted a five-year incentive stock option to purchase 4,000 shares of the Company’s common stock at an exercise price of $5.88 per share (which price is equal to the closing price of the Company’ common stock on the date of grant). Mr. Hill will participate in the Company’s annual bonus plan pursuant to which his target bonus opportunity shall be fifty percent (50%) of his base salary. Mr. Hill also is entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the Company, to the life insurance policy and disability insurance policy that the Company currently maintains for Mr. Hill, and to six weeks of paid vacation per year.

Additionally, Mr. Hill is entitled to certain compensation from the Company in connection with the termination of his employment under the following circumstances: (i) if the Company terminates Mr. Hill’s employment without “cause” (as defined in the employment agreement), the Company has agreed to pay Mr. Hill upon termination an amount equal to the salary that would have been paid to Mr. Hill during the balance of the Term; (ii) if Mr. Hill terminates his employment for Good Reason (as defined in the employment agreement), Mr. Hill is entitled to severance compensation in the form of continuation of base salary and existing medical and dental insurance for the balance of the Term; and (iii) within six months after a Change of Control (as defined in the employment agreement), Mr. Hill terminates his employment agreement for Good Reason or his employment is terminated by the Company other than for cause. In the event of such a termination following a Change of Control, Mr. Hill will have the right to receive a cash payment in an amount equal to 12 month’s salary (based on Mr. Hill’s monthly salary at the time of such termination).

Darren Clark. The Company also entered into an employment agreement with Darren Clark, pursuant to which Mr. Clark will continue to serve as the President of Cables Unlimited, Inc. through December 31, 2014. Under the employment agreement, Mr. Clark is entitled to receive an annual salary of $150,000 per annum, which base salary may be increased to $157,500 during the term of the agreement if, in the opinion of the Board of Directors, the Company’s profitability and operating results justify an increase. Under his employment agreement, Mr. Clark was granted a five-year incentive stock option to purchase 2,000 shares of the Company’s common stock at an exercise price equal to $5.88 per share (the closing price of the common stock on the date of the employment agreement). Mr. Clark will participate in the Company’s annual bonus plan pursuant to which his target bonus opportunity shall be fifty percent (50%) of his base salary. Mr. Clark also is entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the Company, to the life insurance policy and disability insurance policy that the Company currently maintains for Mr. Clark, and to four weeks of paid vacation per year.

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Additionally, Mr. Clark is entitled to certain compensation from the Company in connection with the termination of his employment under the following circumstances: (i) if the Company terminates Mr. Clark’ employment without “cause” (as defined in the employment agreement), the Company has agreed to pay Mr. Clark upon termination an amount equal to the salary that would have been paid to Mr. Clark during the balance of the term; and (ii) if a Change of Control (as defined in the employment agreement) occurs and Mr. Clark terminates his employment agreement for Good Reason or his employment is terminated by the Company other than for cause, Mr. Clark will have the right to receive a cash payment in an amount equal to 12 month’s salary (based on Mr. Clark’s monthly salary at the time of such termination).

Mark Turfler. The Company also entered into an employment agreement with Mark Turfler, pursuant to which Mr. Turfler will continue to serve as the Company’s Chief Financial Officer through December 31, 2014. Under the employment agreement, Mr. Turfler is entitled to receive an annual salary of $141,564 per annum, which base salary may be increased to $148,642 during the term of the agreement if, in the opinion of the Board of Directors, the Company’s profitability and operating results justify an increase. Under his employment agreement, Mr. Turfler was granted a ten-year incentive stock option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to $5.88 per share (the closing price of the common stock on the date of the employment agreement). The option shall vest as follows: (i) Options for 10,000 shares vested on April 11, 2014, and (ii) options to purchase 10,000 shares shall vest on each of the next nine annual anniversaries of the date of the date of the employment agreement, provided that Mr. Turfler still is employed at the Company on each such anniversary. Mr. Turfler also is entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the Company, to the life insurance policy and disability insurance policy that the Company currently maintains for Mr. Turfler, and to two weeks of paid vacation per year.

Additionally, Mr. Turfler is entitled to certain compensation from the Company in connection with the termination of his employment under the following circumstances: (i) if the Company terminates Mr. Turfler’ employment without “cause” (as defined in the employment agreement), the Company has agreed to pay Mr. Turfler upon termination an amount equal to the salary that would have been paid to Mr. Turfler during the balance of the Term; and (ii) if a Change of Control (as defined in the employment agreement) occurs and Mr. Turfler terminates his employment agreement for Good Reason or his employment is terminated by the Company other than for cause, Mr. Turfler will have the right to receive a cash payment in an amount equal to six month’s salary (based on Mr. Turfler’s monthly salary at the time of such termination).

Compensation of Directors

Under the compensation policies adopted by the Compensation Committee, directors who also are officers and/or employees of the Company do not receive any compensation for serving on the Board. For the year ended October 31, 2013, non-employee directors (i.e. directors who are not employed by the Company as officers or employees) received $25,000 annually. Effective for the year ending October 31, 2014, the amount will be increased to $30,000 annually. The directors’ compensation is paid one-half in cash, and one-half through the grant of stock options to purchase shares of the Company’s common stock. During the quarter ended January 31, 2013, the Company granted each of the non-employee directors 8,405 options with an exercise price of $5.85 per share. The number of stock option shares granted to each director was determined by dividing $12,500 by the fair value of a stock option grant using the Black Scholes model ($1.49 per share). These options vest ratably over fiscal year 2013. During the quarter ended April 30, 2013, the Company granted a newly appointed non-employee director options to purchase 4,367 shares, which options have an exercise price of $6.42 per share. The number of stock options granted was determined by dividing $7,292 (a pro rata portion of the $12,500) by the fair value of a stock option grant using the Black Scholes model ($1.67 per share).

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DIRECTOR COMPENSATION FOR FISCAL YEAR 2013

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)(2)(3)	All Other Compensation	Total

Joseph Benoit	$7,292	-	$7,292	$-	$14,584
Darren Clark	$-	-	$-	$-	$-
Marvin H. Fink	$12,500	-	$12,500	$-	$25,000
Howard F. Hill	$-	-	$-	$-	$-
William Reynolds	$12,500	-	$12,500	$-	$25,000

(1)	This column represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.
(2)	On January 25, 2013 we granted five-year non-qualified options to purchase 8,405 shares of the Company’s common stock to Mr. Marvin Fink (Chairman) and Mr. William Reynolds (Independent Director) for their services as directors for the fiscal year ended October 31, 2013. The options have an exercise price of $5.85 per share.
(3)	On April 5, 2013, we granted a five-year non-qualified option to purchase 4,367 shares of the Company’s common stock to Joseph Benoit (Independent Director) for his services as a director for the fiscal year ended October 31, 2013. The options have an exercise price of $6.42 per share.

Certain Transactions

On April 1, 1997, the Company loaned to Howard Hill, its President at that time and Chief Executive Officer, $70,000 pursuant to a Promissory Note which provides for interest at the rate of 6% per annum and which has no specific due date for principal repayment.  As of October 31, 2013, the principal balance still outstanding on the loan was $66,980. Mr. Hill pays interest on the loan annually. The note is collateralized by personal property owned by Mr. Hill.

On June 15, 2011, the Company purchased Cables Unlimited, Inc., a New York corporation, from Darren Clark, the sole shareholder of Cables Unlimited, Inc. In connection with the purchase of Cables Unlimited, the Company entered into a five-year lease for the New York facilities from which Cables Unlimited conducts its operations. Cables Unlimited’s monthly rent expense under the lease is $13,000 per month, plus payment of all utilities, janitorial expenses, routine maintenance costs, and costs of insurance for Cables Unlimited’s business operations and equipment. During the fiscal year ended October 31, 2013, the Company paid the landlord a total of $156,000 under the lease. The owner and landlord of the facility is a company controlled by Darren Clark, the former owner of Cables Unlimited and a Named Executive Officer and director of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of July 10, 2014 for (i) each director; (ii) the Company’s Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the Common Stock. As of July 10, 2014, there were 8,260,307 shares of Common Stock issued and outstanding.

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned

Howard H. Hill 7610 Miramar Road, Ste. 6000 San Diego, CA 92126-4202	262,204	(2)	3.1%

James Doss 7610 Miramar Road, Ste. 6000 San Diego, CA 92126-4202	-		0.0%

Darren Clark 3 Old Dock Road, Yaphank, New York, 11980	304,100	(3)	3.7%

Mark Turfler 7610 Miramar Road, Ste. 6000 San Diego, CA 92126-4202	10,000	(4)	0.1%

Marvin H. Fink 7610 Miramar Road, Ste. 6000 San Diego, CA 92126-4202	20,588	(5)	0.2%

William L. Reynolds 7610 Miramar Rd., Ste. 6000 San Diego, CA 92126-4202	55,100	(6)	0.7%

Joseph Benoit 7610 Miramar Rd., Ste. 6000 San Diego, CA 92126-4202	10,262	(7)	0.1%

All Directors and Officers as a Group (6 Persons)	662,254	(8)	7.8%

Hytek International, Ltd P.O. Box 10927 APO George Town Cayman Islands	901,860		10.9%

(1) Shares of Common Stock, which were not outstanding but which could be acquired upon exercise of an option within 60 days from the date of this filing, are considered outstanding for the purpose of computing the percentage of outstanding shares beneficially owned. However, such shares are not considered to be outstanding for any other purpose.

(2) Includes 172,457 shares that Mr. Hill has the right to acquire upon exercise of options exercisable within 60 days.

(3) Includes 4,100 shares that Mr. Clark has the right to acquire upon exercise of options exercisable within 60 days.

(4) Represents shares, which Mr. Turfler has the right to acquire upon exercise of options exercisable within 60 days.

(5) Represents shares that Mr. Fink has the right to acquire upon exercise of options exercisable within 60 days.

(6) Includes 22,300 shares, which Mr. Reynolds has the right to acquire upon exercise of options exercisable within 60 days.

(7) Represents shares, which Mr. Benoit has the right to acquire upon exercise of options exercisable within 60 days.

(8) Includes 239,707 shares, which the directors and officers have the right to acquire upon exercise of options exercisable within 60 days.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2013 with respect to the shares of Company common stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	439,752	$3.72	477,248

Equity Compensation Plans Not Approved by Stockholders (2)	548,463	$1.05	0

Total	988,215	$2.24	477,248

(1)	Consists of options granted under the RF Industries, Ltd. (i) 2010 Stock Incentive Plan and (ii) 2000 Stock Option Plan. The 2000 Stock Option Plan has expired, and no additional options can be granted under this plan. Accordingly, all 439,750 shares remaining available for issuance represent shares under the 2010 Stock Incentive Plan.

(2)	Consists of options granted to six officers and/or key employees of the Company under employment agreements entered into by the Company with each of these officers and employees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of reporting forms received by the Company, the Company believes that during the fiscal year ended October 31, 2013, the following Forms 3 and 4 were filed later than is required under Section 16(a) of the Securities Exchange Act of 1934:

Three of Howard Hill’s Forms 4 were filed late, two of Darren Clark’s Forms 4 were filed late, David Sandberg filed one Form 4 late, James Doss filed two Forms 4 late, Marvin Fink filed one Form 4 late, and William Reynolds filed one Form 4 late. All of the foregoing untimely reports were filed within two days of the required filing deadlines.

In addition, Mark Turfler filed his Form 3 two days after the required filing deadline.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE FOREGOING DIRECTOR.

PROPOSAL NO. 2:
APPROVAL OF AMENDMENT TO THE 2010 STOCK INCENTIVE PLAN

In March 2010 our Board of Directors adopted, and the subsequently approved, the 2010 Stock Incentive Plan (the “2010 Plan”). An aggregate of 1,000,000 shares was set aside and reserved for issuance under the 2010 Plan. As of June 30, 2014, 250,848 shares were available for future grants to stock options under the 2010 Plan. The purpose of the 2010 Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2010 Plan seeks to achieve this purpose by providing for awards in the form of options which may constitute incentive stock options or nonstatutory stock options. The Company generally grants options to almost all of its employees at the end of each fiscal year. The inability of the Company to continue to grant stock options to its employees may negatively affect the Company’s relations with its employees. The Company does not believe that the remaining number of shares available for future grants pursuant to the 2010 Plan over the next few years is sufficient for its needs. Therefore, on June 6, 2014, our Board of Directors amended the 2010 Plan, subject to stockholder approval, to increase the number of shares of common stock available for issuance from 1,000,000 shares to 1,500,000 shares.

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Option Grants

The following table sets forth with respect to the Named Executive Officers and the various indicated groups, the number of shares of Common Stock subject to the outstanding stock options (both vested and unvested stock options) granted under the 2010 Plan, and the weighted average exercise price payable per share.

Name and Position	Number of Option Shares	Weighted Average Exercise Price of Granted Options
Howard F. Hill, President, Chief Executive Officer and Director	177,790	$0.28
Joseph Benoit, Director	12,227	$6.73
Marvin Fink, Director	22,553	$5.74
William L. Reynolds, Director	24,265	$5.08
Darren Clark, President of Cables Unlimited, Inc.,. and Director	6,100	$4.41
Mark Turfler, Chief Financial Officer	100,000	$5.88

Summary:
All current executive officers as a group (3 persons)	283,890	$2.34
All current non-employee directors as a group (3 persons)	59,045	$5.67
All employees, including current officers who are not executive officers, as a group (123 persons)	636,579	$3.24

2010 Plan Description

Following is a summary of the 2010 Plan.

General

The 2010 Plan provides for awards of incentive stock options, nonstatutory stock options, stock bonuses, rights to acquire restricted stock, and stock appreciation rights. Incentive stock options granted under the 2010 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options granted under the 2010 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the principal federal income tax consequences of awards under the 2010 Plan.

Administration

Unless it delegates administration to a committee as described below, our Board will administer the 2010 Plan. Subject to the provisions of the 2010 Plan, the Board has the power to construe and interpret the 2010 Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price or purchase price of each award, the types of consideration permitted to exercise or purchase each award and other terms of the awards.

The Board has the power to delegate administration of the 2010 Plan to a committee composed of one or more directors. In the discretion of the Board, a committee may consist solely of two or more “Outside Directors” or two or more “Non-Employee Directors” (as such terms are defined in the 2010 Plan). Within the scope of such authority, the Board or the committee may (1) delegate to a committee of one or more directors who are not Outside Directors the authority to grant awards to eligible persons who are either (a) not then “Covered Employees” (as such term is defined in the 2010 Plan) and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (2) delegate to a committee of one or more directors who are not Non-Employee Directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934.

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Our Board may, from time to time, delegate the administration of the 2010 Plan and the grant of incentive stock options to non-executives to committees established by the Board. As used in this section with respect to the 2010 Plan, references to the “Board” include any such committee to which the Board may delegate administration of the 2010 Plan.

Number of Shares Subject to the 2010 Plan

Subject to the provisions of subsection 11(a) of the 2010 Plan relating to adjustments upon changes in common stock, an aggregate of 1,000,000 shares of common stock were initially set aside and reserved for issuance under the 2010 Plan.

If awards granted under the 2010 Plan expire or otherwise terminate without being exercised in full, the shares of common stock not acquired pursuant to such awards will again become available for issuance under the 2010 Plan. If shares of common stock issued pursuant to awards under the 2010 Plan are forfeited to or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2010 Plan.

If shares of common stock subject to an award are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an option, or the issuance of shares under a stock bonus award or restricted stock award, or the award is exercised through a reduction of shares subject to the award (“net exercised”), then the number of shares that are not delivered will not again be available for issuance under the 2010 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2010 Plan.

Eligibility

Incentive stock options may be granted under the 2010 Plan only to employees of the Company and its affiliates. Employees, directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the 2010 Plan.

No incentive stock option may be granted under the 2010 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by any option holder during any calendar year (under the 2010 Plan and any other such plans of the Company and its affiliates) may not exceed $100,000.

No employee may be granted options under the 2010 Plan exercisable for more than 100,000 shares of common stock during any twelve-month period, which we refer to as the Section 162(m) limitation.

Terms of Options

Options may be granted under the 2010 Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2010 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than the fair market value of the common stock on the date of grant.

The exercise price of options granted under the 2010 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other the Company common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board, or (v) in any other form of legal consideration acceptable to the Board.

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Vesting

Options granted under the 2010 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Our Board has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned the Company common stock or by a combination of these means.

Term

The maximum term of options under the 2010 Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options awarded under the 2010 Plan generally will terminate three months after termination of the participant’s service unless: (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated or within the period (if any) specified in the stock option agreement after termination of such service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option, by its terms, specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement.

Terms of Stock Bonus Awards and Restricted Stock Awards

Stock bonus awards may be granted under the 2010 Plan pursuant to stock bonus agreements. Restricted stock awards may be granted under the 2010 Plan pursuant to restricted stock purchase agreements.

Payment

Our Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than the par value, if any, of the common stock on the date such award is made or at the time the purchase is consummated. Our Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2010 Plan must be paid either in cash at the time of purchase or, at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board; provided, however, that payment of the par value of the restricted stock may not be made by deferred payment.

Vesting

Shares of stock awarded under the stock bonus agreement may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. Unless the stock bonus agreement provides otherwise, all shares subject to the agreement will become fully vested upon the occurrence of a “Corporate Transaction” (as such term is defined in the 2010 Plan) pursuant to subsection 11(c) of the 2010 Plan. Shares of stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture to the Company or be subject to other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board. Unless the stock purchase agreement otherwise provides, all restricted shares subject to the agreement will become fully vested upon the occurrence of a Corporate Transaction pursuant to subsection 11(c) of the 2010 Plan.

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The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2010 Plan.

Termination of Service

Upon termination of a participant’s service, the Company may reacquire any shares of stock that have not vested as of such termination under the terms of the stock bonus agreement. The Company will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

Upon termination of a participant’s service, any or all of the shares of common stock held by the participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement will be forfeited to the Company in accordance with the restricted stock purchase agreement.

Restrictions on Transfer

Rights under a stock bonus agreement or restricted stock purchase agreement may not be transferred except where such transfer is expressly authorized by the terms of the applicable stock bonus agreement or restricted stock purchase agreement.

Adjustment Provisions

If any change is made to the outstanding shares of common stock without the Company’s receipt of consideration (whether through merger, consolidation, reorganization, stock dividend or stock split, or other specified change in the capital structure of the Company), appropriate adjustments will be made in the class and maximum number of shares of common stock subject to the 2010 Plan and outstanding awards. In that event, the 2010 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2010 Plan and the Section 162(m) limitation, and outstanding awards will be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

In the event of (i) a sale, lease or other disposition of all or substantially all of the Company’s capital stock or assets, (ii) a merger or consolidation of the Company in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving or acquiring corporation may assume awards outstanding under the 2010 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

The 2010 Plan provides that, in the event of a dissolution or liquidation of the Company, all outstanding awards under the 2010 Plan will terminate prior to such event and shares of bonus stock and restricted stock subject to the Company’s repurchase option or to forfeiture may be repurchased by the Company or forfeited, notwithstanding whether the holder of such stock is still providing services to the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the 2010 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2010 Plan will terminate on March 8, 2020.

The Board may also amend the 2010 Plan at any time, and from time to time. However, except as provided in Section 11 of the 2010 Plan relating to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Securities Exchange Act of 1934 or any securities exchange listing requirements. Our Board may submit any other amendment to the 2010 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain executive officers.

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Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to the participant and us with respect to participation in the 2010 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. There will be no federal income tax consequences to either us or the participant upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the participant unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the participant will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the participant sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 2010 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the participant will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the participant elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the participant generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the participant’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a participant makes a Section 83(b) election, the participant will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Bonus Awards. Upon receipt of a stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock bonus award are unvested and subject to reacquisition or repurchase by the Company in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the Company’s reacquisition or repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the reacquisition or repurchase right lapses over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance, over the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

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Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights. A participant receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the stock appreciation right, the fair market value of any shares of common stock received will be ordinary income to the participant and will be allowed as a deduction to us for federal income tax purposes.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to a Covered Employee in a taxable year to the extent that compensation to such Covered Employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a Covered Employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising Outside Directors and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant. The 2010 Plan is designed to comply with this exception from the deduction limitation under Section 162(m).

Awards to purchase restricted stock and stock bonus awards under the 2010 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2010 STOCK INCENTIVE PLAN

PROPOSAL NO. 3:
ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables the Company’s stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. At the 2013 Annual Meeting of stockholders, our stockholders approved an advisory measure that the stockholders advisory votes on executive compensation be held on an annual basis. The Board of Directors has determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of the Company’s executive officers.

As described above in the “Compensation of Executives and Directors” section of this proxy statement, the executive officer compensation programs are designed to support this Company’s business goals and to promote short- and long-term profitable growth. We urge stockholders to read the "Compensation Discussion and Analysis" section of the proxy statement, which describes our executive compensation policies, and to review the other related compensation tables and narratives, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee believes that the policies and procedures set forth in the Compensation of Executives and Directors section are effective in fulfilling the Company’s objectives and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our recent and long-term success.

Proposal No. 3, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this Proxy Statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

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RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in the Company’s proxy statement for the 2014 Annual Meeting.

This vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board of Directors. The vote will not affect any compensation previously paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Unless the Board modifies its policy on the frequency of holding "say on pay" advisory votes, the next "say on pay" advisory vote will occur in 2015.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS RESOLUTION.

PROPOSAL NO. 4:
SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected CohnReznick LLP to continue as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2014.

Stockholder ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will request the Audit Committee to reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the Board determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of CohnReznick LLP.

Audit Fees

The following is a summary of the fees billed to the Company by CohnReznick LLP for professional services for rendered for the fiscal years ended October 31, 2013 and 2012:

Fee Category	Fiscal 2013 Fees	Fiscal 2012 Fees

Audit Fees	$195,000	$263,000

Audit-Related Fees	$-	$-

Total Fees	$195,000	$263,000

Audit Fees. Consists of fees billed and estimated for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by CohnReznick LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed and estimates for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements and are not reported under “Audit Fees.” These services include professional services requested by the Company in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, accounting consultations in connection with acquisitions and consultations concerning financial accounting and reporting standards. The Company did not incur audit-related fees during fiscal 2013 and 2012.

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The Audit Committee has determined that the provision of services, in addition to audit services, rendered by CohnReznick LLP and the fees billed therefore in fiscal 2013 and 2012 were compatible with maintaining CohnReznick LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

The responsibilities of the Audit Committee include providing oversight to the financial reporting process of the Company through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls, and financial reporting matters. The Company’s management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent registered public accounting firm.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended October 31, 2013.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with CohnReznick LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from CohnReznick LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from the Company and its related entities, and has discussed with CohnReznick LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

The Audit Committee has retained CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2014.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE

William L. Reynolds
Marvin H. Fink
Joseph Benoit

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STOCKHOLDER PROPOSALS

Stockholders who intend to submit proposals at the 2015 Annual Meeting must submit such proposals to the Company no later than March 25, 2015 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board of Directors in connection with that meeting. Stockholders proposals should be submitted to Corporate Secretary, RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202. Only proper proposals under Rule 14a-8 which are timely received will be included in the proxy statement in 2015.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 2013, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on January 17, 2014. Requests for copies of such report should be directed to the President, RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202. The Form 10-K may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

ANNUAL REPORT

The Company’s 2013 Annual Report, which consists of an abridged version of the Form 10-K and which includes audited financial statements for the Company’s fiscal year ended October 31, 2013, is being distributed along with this Proxy Statement. For your additional convenience, the Company is posting a copy of this Proxy Statement, the proxy card, and the Annual Report for the fiscal year ended October 31, 2013 on the Company’s website at www.rfindustries.com, under “Investor Information”, and at https://materials.proxyvote.com/749552.

OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.

Howard Hill
President and CEO

San Diego, California

July 25, 2014

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RF INDUSTRIES, LTD.
7610 MIRAMAR ROAD, SUITE 6000
SAN DIEGO, CA 92126-4202
ATTENTION: HOWARD HILL

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76599-P54645 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RF INDUSTRIES, LTD.

The Board of Directors recommends you vote FOR the following Class I director to serve until the 2017 Annual Meeting of Stockholders.

	For	Withhold
1. Election of Director		
1a. Marvin H. Fink	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Ratification of the selection of CohnReznick LLP as the independent registered public accounting firm for the fiscal year ending October 31, 2014.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M76600-P54645

RF INDUSTRIES, LTD.
Annual Meeting of Stockholders
September 5, 2014 10:00 AM (PDT)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Howard Hill and Mark Turfler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RF INDUSTRIES, LTD. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on September 5, 2014, at TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, California, 90067, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

RF INDUSTRIES, LTD.

RF INDUSTRIES, LTD.
7610 MIRAMAR ROAD, SUITE 6000
SAN DIEGO, CA 92126-4202
ATTENTION: HOWARD HILL

M76609-P54645

Meeting Information

Meeting Type: Annual Meeting
For holders as of: July 10, 2014
Date: September 5, 2014 **Time:** 10:00 AM PDT
Location: TroyGould PC
1801 Century Park East
16th Floor
Los Angeles, California 90067

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.